EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 04/13/07
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	3.42%	4.41%	-3.31%
Class B Units	3.41%	4.38%	-3.54%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED APRIL 13, 2007

The Grant Park Futures Fund posted gains during the past week; positions in the currency and interest rate sectors were responsible for the bulk of profits, with additional gains coming from the metals and stock indices. Losses were mainly the result of positions in the soft/agricultural commodity sector.

The U.S. dollar weakened against virtually all of its major counterparts last week, leading to gains from the currency sector. The release of the minutes from the last U.S. Federal Reserve Open Market Committee revealed a mixed tone that led economists to believe that U.S. interest rates will either remain on hold or be cut later in the year. Long positions in the euro reported the largest gains as the common currency reached a two-year high against the dollar and was aided by the seemingly hawkish tone from the European Central Bank, which left rates unchanged at its Thursday policy meeting but said that it would act in “a firm and timely manner” with regard to inflationary risks. The euro also climbed against the Japanese yen resulting in gains to cross-rate positions. Longs in the New Zealand and Australian dollars contributed to gains.

Short positions in the fixed income markets were profitable as prices for Euro zone instruments closed lower for the week on concerns that the European Central Bank could be in a position to hike interest rates more than once in 2007. Positions in the Euro Bunds and Euribor contract were the biggest gainers as prices fell on speculation that the ECB could possibly lift short-term rates above the 4% level currently priced in by financial markets.

Prices for raw materials continued to trade to the upside, resulting in gains for long positions in the base metals markets. Analysts suggested that expectations of continued strong demand from China and worries over supply continued to push prices higher, allowing copper prices to reach seven-month highs on their way to a 5% gain for the week.

Share prices rose during the past week, spurred higher in part by optimism surrounding global economic growth. Long positions in the German DAX and Paris CAC returned the largest gains in the sector after

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
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 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

European markets rallied in response to the International Monetary Fund’s forecast of 4.9% growth for the global economy during 2007.

Lastly, long positions in the soft/agricultural commodities sector sustained losses as prices for live cattle closed lower on what analysts described as technically based selling, initiated by investors moving to cover long positions.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com